Exhibit 99.18

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

DEBORAH J. COX, Individually and On Behalf of All Others Similarly Situated,	) )
Plaintiff,	) )
v.	) )	C.A. No. 7529-CS

D. JAMES GUZY, MICHAEL J. SALAMEH,

JOHN H. HART, ROBERT H. SMITH,

THOMAS RIORDAN, PATRICK VERDERICO,

RALPH SCHMITT, INTEGRATED DEVICE

TECHNOLOGY, INC., PINEWOOD

ACQUISITION CORP., PINEWOOD MERGER

SUB, LLC and PLX TECHNOLOGY, INC.,

) ) ) ) ) ) ) ) )
Defendants.	) )

NOTICE OF VOLUNTARY DISMISSAL

PLEASE TAKE NOTICE that, pursuant to Court of Chancery Rules 41 and 23, plaintiff hereby dismisses this action without prejudice, with each party bearing its own costs. Plaintiff represents that no compensation in any form has been passed directly or indirectly from any of the defendants to plaintiff or plaintiff’s counsel and no promise to give any such compensation has been made.

Dated: June 19, 2012		RIGRODSKY & LONG, P.A.

	By:	/s/ Brian D. Long
Brian D. Long (#4347) Gina M. Serra (#5387) 919 North Market Street, Suite 980 Wilmington, DE 19801 (302) 295-5310

OF COUNSEL:		Attorneys for Plaintiff

LEVI & KORSINSKY, LLP

Donald J. Enright

Elizabeth Tripodi

1101 30th Street, N.W., Suite 115

Washington, DC 20007

(202) 524-4290

CERTIFICATE OF SERVICE

I, Brian D. Long, do hereby certify that, on this 19th day of June 2012, I have caused the foregoing Notice of Voluntary Dismissal to be filed and served electronically via LexisNexis File & Serve upon the following:

Bradley R. Aronstam SEITZ ROSS ARONSTAM & MORITZ LLP 100 South West Street, Suite 400 Wilmington, DE 19801	Kevin G. Abrams ABRAMS & BAYLISS LLP 20 Montchanin Road, Suite 200 Wilmington, DE 19807

/s/ Brian D. Long
Brian D. Long (#4347)

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